UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Visa Inc. Incentive Plan

At the Annual Meeting of the Stockholders (the “Annual Meeting”) of Visa Inc. (the “Company”) held on January 27, 2011, the Company’s stockholders approved the Visa Inc. Incentive Plan, as amended and restated (the “VIP”). The VIP was originally adopted in 2007 and amendments to the VIP were approved by the Company’s Compensation Committee on October 19, 2010, subject to stockholder approval.

The VIP provides for awards of cash incentive compensation that are payable to employees upon satisfaction of specified performance goals over a specified performance period. The Company’s management (subject to final approval of the Chief Executive Officer) or, for any participant covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), the Compensation Committee will determine the payment amount of individual awards based on the achievement of: (i) threshold corporate performance goals; and/or (ii) corporate and individual performance goals, provided that no payment based on the achievement of these goals may be greater than $10 million in any plan year for each of the Chief Executive Officer and other participants covered by Section 162(m). With respect to any individual performance goals other than those for the Chief Executive Officer and other participants covered by Section 162(m), management will recommend a payout level of the individual component for the participant based on the participant’s performance and certain payout guidelines determined by the Chief Executive Officer with respect to the plan year. The Compensation Committee determines the payout level relating to any individual goals for the Chief Executive Officer and any other participants who are covered by Section 162(m).

For more information about the VIP, see our definitive proxy statement dated December 13, 2010. The description above and such portions of the proxy statement are qualified in their entirety by reference to the full text of the VIP, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Declassification Director Resignation Policy

For information regarding the resignation and election of directors in connection with the approval of a proposal to declassify the Company’s Board of Directors (the “Board”), refer to Item 5.03 of this Form 8-K, which is incorporated by reference into this Item 5.02.

Founding Directors

The Board has conferred the honorary title of “Founding Director” on each of Messrs. Al-Qadi, Doyle, Hawkins, McKay, Scharf and Schulin-Zeuthen in recognition of their service and contributions to Visa from 2007-2010. The Founding Directors are not members of the Company’s Board, are not entitled to vote at and are not counted for purposes of determining whether a quorum exists at any meeting of the Board, and do not have any fiduciary duties to Visa or its stockholders. Messrs. Al-Qadi, Doyle, Hawkins, McKay, Scharf and Schulin-Zeuthen will not receive any compensation as Founding Directors. The Board may terminate their status as Founding Directors at any time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the stockholders approved a proposal to amend the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the classified Board and to provide instead for the annual election of directors (the “Declassification Amendment”), effective at the Annual Meeting. The Board previously approved the Declassification Amendment and recommended that it be submitted to the Company’s stockholders for approval. To implement the Declassification Amendment, the Board previously also approved an amendment to Article III, Section 3.3 of the Company’s Amended and Restated Bylaws (the “Bylaws”), contingent upon stockholder approval of the Declassification Amendment. This amendment to the Bylaws became effective on January 27, 2011 upon effectiveness of the filing of the Declassification Amendment with the Secretary of State of Delaware.

In order to immediately declassify the Board at the Annual Meeting following approval of the Declassification Amendment, the Company adopted the Declassification Director Resignation Policy. Under the Company’s Declassification Director Resignation Policy, each of the Company’s directors whose term did not expire at the Annual Meeting tendered his or her resignation from his or her Class II or Class III term, as applicable, contingent and effective upon stockholder approval of the Declassification Amendment. As described in Item 5.07, each such director was thereafter elected to the Board to serve for a one year term until the 2012 annual meeting of stockholders.

At the Annual Meeting, the stockholders also approved a proposal to amend the Company’s Certificate of Incorporation to implement a majority vote standard in uncontested elections of directors, effective at the 2012 annual meeting of stockholders (the “Majority Vote Amendment”). The Board previously approved the Majority Vote Amendment and recommended that it be submitted to the Company’s stockholders for approval.

As a result of the Majority Vote Amendment, in an uncontested election of the Company’s directors, a director will only be elected if a majority of the votes cast are “For” his or her election. Additionally, pursuant to the Company’s Corporate Governance Guidelines, each incumbent nominee will be required to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive more votes cast “For” than “Against” their election, the Nominating and Corporate Governance Committee will recommend to the Board that it accept the nominee’s contingent resignation, unless it determines that acceptance of the resignation would not be in Visa’s best interests. Prior to the adoption of the Majority Vote Amendment, a director could be elected without receiving a majority of votes cast “For” his or her election and even if the number of “Withheld” votes exceeded the number of “For” votes. To implement the Majority Vote Amendment, the Board also previously approved an amendment to Article III, Section 3.3 of the Bylaws, contingent upon stockholder approval of the Majority Vote Amendment. This amendment to the Bylaws became effective on January 27, 2011 upon effectiveness of the filing of the Majority Vote Amendment with the Secretary of State of Delaware.

The foregoing descriptions of the amendments to the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full text of the such amendments, which are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As described in Items 5.02 and 5.03 above, the Company held the Annual Meeting on January 27, 2011. Only holders of the Company’s class A common stock at the close of business on December 3, 2010 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 496,799,230 shares of class A common stock entitled to vote. A total of 375,973,838 shares of class A common stock (75.67%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on seven proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated December 13, 2010. As Proposal 1 (to amend the Certificate of Incorporation to declassify the Board) was approved, Proposal 3 (to elect ten directors) was submitted to the stockholders and voted upon and Proposal 4 (to elect three Class I directors) was not submitted to the stockholders. The final results for the votes regarding each proposal are set forth below.

Proposal 1: As described in Item 5.03 above, the Company’s stockholders approved the amendment of the Certificate of Incorporation to declassify the Board. The votes regarding this proposal were as follows:

For	Against	Abstain
373,596,811	2,027,724	349,303

Proposal 2: As described in Item 5.03 above, the Company’s stockholders approved the amendment of the Certificate of Incorporation to allow for the implementation of a majority vote standard in uncontested elections of directors. The votes regarding this proposal were as follows:

For	Against	Abstain
364,651,868	11,006,081	315,889

Proposal 3: The Company’s stockholders elected ten directors to the Board to serve for a one year term until the 2012 annual meeting of stockholders. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Gary P. Coughlan	318,968,567	823,415	56,181,856
Mary B. Cranston	276,675,034	43,116,948	56,181,856
Francisco Javier Fernandez-Carbajal	311,056,167	8,735,815	56,181,856
Robert W. Matschullat	318,835,256	956,726	56,181,856
Cathy E. Minehan	309,520,027	10,271,955	56,181,856
Suzanne Nora Johnson	318,831,639	960,343	56,181,856

David J. Pang	318,951,937	840,045	56,181,856
Joseph W. Saunders	311,409,166	8,382,816	56,181,856
William S. Shanahan	318,960,825	831,157	56,181,856
John A. Swainson	306,898,848	12,893,134	56,181,856

Proposal 5: The Company’s stockholder approved the advisory vote on executive compensation. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
313,117,556	5,014,362	1,660,064	56,181,856

Proposal 6: The Company’s stockholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held annually. The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
282,041,499	1,521,921	35,941,368	287,194	56,181,856

Proposal 7: As described in Item 5.02 above, the Company’s stockholders approved the Visa Inc. Incentive Plan, as amended and restated. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
310,897,036	7,993,829	901,117	56,181,856

Proposal 8: The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ended September 30, 2011. The votes regarding this proposal were as follows:

For	Against	Abstain
372,716,874	3,063,708	193,256

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of Visa Inc. to Declassify the Board of Directors

3.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of Visa Inc. to Implement a Majority Vote Standard in Uncontested Elections of Directors

3.3	Amended and Restated Bylaws, as Amended

10.1	Visa Inc. Incentive Plan, as Amended and Restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: January 31, 2011

	By:	/s/ Joseph W. Saunders
Joseph W. Saunders Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of Visa Inc. to Declassify the Board of Directors

3.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of Visa Inc. to Implement a Majority Vote Standard in Uncontested Elections of Directors

3.3	Amended and Restated Bylaws, as Amended

10.1	Visa Inc. Incentive Plan, as Amended and Restated